UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DATAWATCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Robert V. Jahrling, Esq. Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 (617) 248-5148	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Datawatch Corporation, a Delaware corporation (“Datawatch” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations or reschedulings thereof (the “2016 Annual Meeting”). On March 10, 2016, Datawatch filed a revised definitive proxy statement and accompanying definitive WHITE proxy card, as supplemented on March 18, 2016, with the SEC in connection with the solicitation of proxies from Datawatch stockholders in connection with the matters to be considered at Datawatch’s 2016 Annual Meeting.

Voting Reminder Letter to Stockholders

Attached hereto is a letter that Datawatch is first mailing to stockholders on March 23, 2016 in which Datawatch reminds stockholders to vote their shares of Datawatch common stock, par value $0.01 per share, in connection with the 2016 Annual Meeting.

Important Information And Where To Find It

Datawatch, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Datawatch’s stockholders in connection with the matters to be considered at Datawatch’s 2016 Annual Meeting of Stockholders. On March 10, 2016, Datawatch filed a revised definitive proxy statement and accompanying definitive WHITE proxy card, as supplemented on March 18, 2016, with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Datawatch stockholders in connection with the matters to be considered at Datawatch’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY DATAWATCH WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Datawatch with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Datawatch’s corporate website at www.Datawatch.com, by writing to Datawatch’s Corporate Secretary at Datawatch Corporation, 4 Crosby Drive Bedford MA 01730, or by calling Datawatch’s Corporate Secretary at (978) 275-8208.

YOUR IMMEDIATE ACTION IS REQUESTED

Dear Fellow Stockholder:

We recently mailed proxy materials to you for the 2016 Datawatch Corporation Annual Meeting scheduled to be held on April 19, 2016. At the time of the mailing of this reminder letter, our records indicate you have not yet voted your shares. If you already have voted, we thank you for your prompt response.

PLEASE VOTE YOUR SHARES TODAY!

Your vote is extremely important no matter how many shares you own. We value your input as a stockholder of Datawatch Corporation. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

Your Board of Directors unanimously recommends that you vote:

•	FOR all nominees for director in proposal 1
•	FOR proposals 2 and 3.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted as recommended by your Board of Directors.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-(855) 291-6792.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE.

Your vote is important no matter how many shares you own. Thank you for voting and for your continued support of our company.

Sincerely,

Michael A. Morrison

President and CEO

Important Information And Where To Find It

Datawatch, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Datawatch’s stockholders in connection with the matters to be considered at Datawatch’s 2016 Annual Meeting of Stockholders. On March 10, 2016, Datawatch filed a revised definitive proxy statement and accompanying definitive WHITE proxy card, as supplemented on March 18, 2016, with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Datawatch stockholders in connection with the matters to be considered at Datawatch’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY DATAWATCH WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Datawatch with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Datawatch’s corporate website at www.Datawatch.com, by writing to Datawatch’s Corporate Secretary at Datawatch Corporation, 4 Crosby Drive Bedford MA 01730, or by calling Datawatch’s Corporate Secretary at (978) 275-8208.